UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2017

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1133 Avenue of the Americas, 15th Floor, New York, New York 10036
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 704-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Effective upon the closing of the Sale Transaction (as defined in Item 2.01 below), an Assignment and Consent (the “Consent”) was entered into by and among Volt Funding Corp. (“Volt Funding”), Volt Information Sciences, Inc. (“Volt”), P/S Partner Solutions, Ltd., Volt Management Corp., VMC Consulting Corporation, Volt Canada Inc. (Volt Canada, Inc., together with VMC Consulting Corporation, the “Acquired Companies”) and PNC Bank, National Association (“PNC”). The Consent provides for the steps necessary, and grants the required consent, to transfer post-closing receivables of the Acquired Companies from Volt Funding, the entity which currently holds receivables under Volt’s receivables financing program, back to the Acquired Companies. The Consent also removes the Acquired Companies as originators under Volt’s existing Receivables Financing Agreement (as defined in the Consent) and terminates PNC’s security interests in the receivables of the Acquired Companies. All Call Center Receivables (as defined in the Consent), which were not sold in the Sale Transaction, will continue to be part of the collateral under the Receivables Financing Agreement through Volt Management Corp. The Consent also provides for the amendment of the Receivables Financing Agreement to reflect changes in the pool of receivables, which will no longer include any receivables in Canada.

The foregoing summary of the Consent does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consent attached hereto as Exhibit 10.1, which Exhibit is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously disclosed in Volt’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2017, Volt, Nuco I, Ltd. (the “Seller”), a wholly owned subsidiary of Volt, Keywords International Limited (“Purchaser”) and Keywords Studios plc (“KWS”) entered into a Stock Purchase Agreement (the “Sale Agreement”), dated as of October 24, 2017, pursuant to which, among other things, the Purchaser agreed, subject to the satisfaction of certain customary and other closing conditions, to acquire all of the issued and outstanding shares of capital stock of the Acquired Companies from the Seller on a cash-free, debt-free basis (the “Sale Transaction”).

On October 27, 2017, Volt, Seller, Purchaser and KWS completed the Sale Transaction in accordance with the terms of the Sale Agreement for a purchase price of approximately $66.4 million (USD), subject to a customary working capital adjustment. Upon the closing of the Sale Transaction, each of the Acquired Companies became a wholly-owned subsidiary of Purchaser.

Item 8.01.  Other Events.

On October 30, 2017, Volt issued a press release with respect to the closing of the Sale Transaction. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.          Description

10.1
Assignment and Consent, dated as of October 20, 2017, entered into by and among Volt Funding Corp., Volt Information Sciences, Inc., P/S Partner Solutions, Ltd., Volt Management Corp., VMC Consulting Corporation, Volt Canada Inc. and PNC Bank, National Association.

99.1	Press release issued by Volt on October 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volt Information Sciences, Inc.

Date: October 30, 2017	By:	/s/ Nancy Avedissian
Nancy Avedissian Senior Vice President, General Counsel & Corporate Secretary